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                                                                     EXHIBIT 4.2


                 ASSIGNMENT AND ASSUMPTION OF RIGHTS AGREEMENT

          THIS ASSIGNMENT AND ASSUMPTION OF RIGHTS AGREEMENT (this "Assumption"), is between TANDYCRAFTS, INC., a Delaware corporation (the "Company"), and FIRST CHICAGO TRUST COMPANY OF NEW YORK (the "Rights Agent").

          WHEREAS, the Company and CHASEMELLON SHAREHOLDER SERVICES, L.L.C., a New Jersey limited liability company, a predecessor to the Rights Agent, entered into a Rights Agreement dated as of May 19, 1997 (the "Rights Agreement");

          WHEREAS, subsequently, the Rights Agent succeeded ChaseMellon Shareholder Services, L.L.C. as the Company's transfer agent;

          WHEREAS, the Rights Agent wishes to document its acceptance, assumption and assignment of the Rights Agreement and wishes to assume each and every right, duty, obligation and interest of ChaseMellon Shareholder Services, L.L.C. under the Rights Agreement;

          NOW, THEREFORE, the parties agree as follows:

1.        ASSUMPTION.
          ----------

          The Rights Agent hereby agrees to perform and assumes each and every right, duty, obligation and interest of ChaseMellon Shareholder Services, L.L.C. under the Rights Agreement. The Rights Agent hereby accepts the assignment of the Rights Agreement from ChaseMellon Shareholder Services, L.L.C.

2.        EFFECTIVENESS.
          -------------

          This Assumption shall be effective as of the date that Rights Agent officially became the Company's transfer agent.

3.        MISCELLANEOUS.
          -------------

          This Assumption may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Assumption is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Assumption shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
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          IN WITNESS WHEREOF, the parties hereto have caused this Assumption to be duly executed as of the date and year first above written.

                                TANDYCRAFTS, INC.


                                By:     /s/ James D. Allen
                                        ------------------
                                Name:   James D. Allen
                                Title:  President and Chief Operating Officer


                                FIRST CHICAGO TRUST COMPANY OF NEW YORK, as
                                Rights Agent


                                By:     /s/ David Kang
                                        --------------
                                Name:   David Kang
                                Title:  Senior Account Manager